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                                                                    Exhibit 23.1



                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-3580) and related Prospectus of Capital One Financial Corporation pertaining to the registration of Debt Securities, Preferred Stock (including Depositary Shares) and Common Stock of Capital One Financial Corporation and to the incorporation by reference therein of our report dated January 23, 1996, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                       /s/ Ernst & Young LLP
                                       ----------------------------------
                                       ERNST & YOUNG LLP

Washington, D.C.
September 13, 1996